Exhibit 5.1



                    [HAND ARENDALL, L.L.C. LETTERHEAD]




                             November 2, 1998



The Commercial National Bank of Demopolis
201 North Main Avenue
Demopolis, Alabama 36732

     Re: Merger of The Commercial National Bank of Demopolis ("CNB") with and into a wholly owned first tier interim state bank subsidiary ("Interim") of South Alabama Bancorporation, Inc. ("South Alabama")


Gentlemen:

     We have represented South Alabama in connection with the proposed merger of CNB with and into Interim (the "Merger"). In that connection, we have examined the following:

     1. The Amended and Restated Agreement and Plan of Merger by and between South Alabama and CNB dated as of October 26, 1998, the form of Agreement and Plan of Merger between CNB and Interim and the form of Escrow Trust Agreement between South Alabama, CNB and South Alabama Trust Company, Inc., as Escrow Agent (collectively the "Agreements");

     2.   The Articles of Incorporation and Bylaws of South Alabama;

     3. A resolution of the Board of Directors of South Alabama authorizing the necessary corporate actions to enable South Alabama to comply with the terms of the Agreements and to perform the matters contemplated thereby;

     4. South Alabama's registration statement under the Securities Act of 1933 filed on Securities and Exchange Commission Form S-4 (the "Registration Statement");

          and

     5.   Such other documents as we felt necessary to give this opinion.

     Based upon our examination of the foregoing, and assuming the Merger is consummated in accordance with the terms of the Agreements, we are of the opinion that, on the effective date of the Merger, the shares of common capital stock of South Alabama to be issued to CNB shareholders will be duly authorized by South Alabama and, when issued, will be legally and validly issued and will be fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included as part of the Registration Statement. This opinion is being provided solely for the use of CNB and the shareholders of CNB. No other person or party shall be entitled to rely on this opinion.

                              Yours very truly,

                              HAND ARENDALL, L.L.C.



                              By:   /s/ Stephen G. Crawford
                                    Stephen G. Crawford
                                    A Member